Exhibit 10.7

NON-DISCLOSURE, DEVELOPMENTS AND NON-COMPETITION

AGREEMENT

In consideration and as a condition of my service in the capacity of an employee, officer, director or consultant (“Business Relationship”) to Still River Systems Incorporated, and any of its subsidiaries, divisions or affiliates (the “Company”), I hereby agree as follows:

1. Best Efforts. During the period of my Business Relationship with the Company, I shall devote my full time and best efforts to the business of the Company, and I shall neither pursue any business opportunity outside the Company nor take any position with any organization other than the Company without the written approval of the President or his/her designee.

2. Nondisclosure. I shall not at any time, whether during or after the termination of my Business Relationship, reveal to any person or entity any Confidential Information except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or as otherwise authorized by the Company in writing. The term “Confidential Information” shall include any information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, specifications, blueprints, software programs, works of authorship, content, customer lists, customer information, financial information, pricing information, personnel information, business plans, projects, plans and proposals. I shall keep confidential all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

3. Company Property. I agree that during my Business Relationship I shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term “Company Property” shall include all notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, software code, data, computers, cellular telephones, pagers, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs and any other Company property in my possession, custody or control. I further agree that I shall not, after the termination of my Business Relationship, use or permit others to use any such Company Property. I acknowledge and agree that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my Business Relationship I shall deliver all Company Property in my possession, and all copies thereof, to the Company.

4. Assignment of Developments.

(a) If at any time or times during my Business Relationship, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any partner or sponsor of the Company or any of the products or services being developed, manufactured, licensed or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. The term “Development” shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, content, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

(b) Excluded Developments. I represent that the Developments identified in the Appendix, if any, attached hereto comprise all the Developments that I have made or conceived prior to my Business Relationship with the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof but not details of the Development itself. IF THERE ARE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.

5. Further Assurances. I shall, during my Business Relationship and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous protection or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

6. Non-Competition and Non-Solicitation.

(a) Acknowledgment. I acknowledge that the Company is engaged in a highly competitive business and that I will have access to Confidential Information relating to the Company’s business that provides the Company with a competitive advantage that is not generally known by persons not in a Business Relationship with the Company. I also acknowledge that the Company intends to invest considerable time, effort, and capital in enhancing the value and desirability of the skills of its personnel. Both this investment and my individual compensation, whether in the form of equity compensation or otherwise, reflect the Company’s expectation of receiving a considerable return from the use of my services and know-how in the future, free from any danger that the Company’s competitors may attempt to induce me to leave the Company and wrongfully gain the benefit of the Company’s investment and/or Confidential Information.

(b) Non-Competition Obligations. During the period of my Business Relationship with the Company and for one year thereafter (the “Non-Compete Period”), I agree that I will not, directly or indirectly, alone or as a consultant, partner, joint venturer, agent, independent contractor, officer, director, employee or stockholder of any entity, engage in any business activity with (i) any vendor, customer or partner of the Company, (ii) IBA Group or ProTom International, Inc. or (iii) any company developing, marketing or selling products or providing services within the field of radiation oncology whose leading product and/or primary source of revenue comes from sales of particle therapy systems, during the Non-Compete Period; provided, however, that such prohibition shall not apply to relationships that I may have with Elekta or Varian Medical Systems and that I may own, solely as a passive investment, not more than three percent (3%) of any class of securities of any corporation that is publicly traded on any national securities exchange in the United States of America or reported on the National Association of Securities Dealers, Inc.’s Automated Quotation System.

(c) Non-Solicitation Obligations. I further agree that for a period of two (2) years following the period of my Business Relationship with the Company, I (whether as a partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee or consultant of any entity or otherwise) will not, without the prior written consent of the Company, directly or indirectly, (i) induce or attempt to influence any employee or consultant of the Company to leave its employ, (ii) hire any person who is an employee or consultant of the Company, (iii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed or hired by the Company within the one-year period preceding such requested aid, or (iv) induce or attempt to influence any person or business entity who was a customer or vendor of the Company to transact business with a competitor of the Company during any portion of the Non-Compete Period.

7. Employment At Will. I understand that this Agreement does not constitute an implied or written employment contract and that my employment with the Company, if any, is on an “at-will” basis. Accordingly, I understand that either the Company or I may terminate my employment or Business Relationship at any time, for any or no reason, with or without prior notice.

8. Severability. I hereby agree that each provision and the subparts of each provision herein shall be treated as separate and independent clauses, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent , compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

9. Amendments; Waiver. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

10. Survival. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my Business Relationship regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

11. Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I may not assign this Agreement.

12. Representations.

(a) I represent that my Business Relationship with the Company and my performance of all of the terms of this Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Business Relationship with the Company nor any other agreement to which I am a party (including any non-competition or non-solicitation agreement). I have not entered into, and I shall not enter into, any agreement either written or oral in conflict herewith.

(b) I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder. The Company may apply for such injunctive relief in any court of competent jurisdiction without the necessity of posting any bond or other security.

13. Governing Law; Forum Selection Clause. This Agreement and any claims arising out of this Agreement (or any other claims arising out of the relationship between the parties) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in the Commonwealth of Massachusetts, and I hereby submit to the jurisdiction and venue of any such court.

14. Entire Agreement. This Agreement sets forth the complete, sole and entire agreement between the parties on the subject matter herein and supersedes any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date first above written.

/s/ Joseph K. Jachinowski
Signature

Joseph K. Jachinowski
Name:

Date:	9/1/09

Address:	760 Dolores Street, San Francisco, CA 94110

Accepted and Agreed: STILL RIVER SYSTEMS INCORPORATED

/s/ Myles D. Greenberg
Name: Myles D. Greenberg Title: Director

APPENDIX - TITLE/PURPOSE OF DEVELOPMENTS

The following is a complete list of all Developments and the purpose of those Developments:

             No Developments

x           See Below

Developments and purpose:

1.) System for transmitting, storing, forwarding and aggregating electronic healthcare information.

2.) System for group teleconferencing.